Exhibit 1.01

Archrock, Inc.
Conflict Minerals Report
Company and Product Overview
We are a Delaware corporation previously named “Exterran Holdings, Inc.” In connection with a separation transaction completed on November 3, 2015, we changed our name to Archrock, Inc. We are a pure play U.S. natural gas contract operations services business and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Prior to the separation transaction, we were a global market leader in the full-service natural gas compression business and a premier provider of operations, maintenance, service and equipment for oil and natural gas production, processing and transportation applications. We operated in three primary business lines: contract operations, aftermarket services and fabrication. As part of our fabrication business line, we manufactured products for which gold, tantalum, tin and/or tungsten (collectively, “3TG materials”) are necessary to the functionality or production of our products. We are required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended, as implemented through SEC Form SD (“Rule 13p-1”), which requires, among other things, that we file this Conflict Minerals Report (this “Report”). This Report covers the period from January 1, 2015 through December 31, 2015, although we discontinued our fabrication line business on November 3, 2015 in connection with the separation transaction.
The products we manufactured include the following, many of which we have determined, based on our supplier responses, include 3TG materials:

•	Natural gas compressors;

•
Oil and natural gas production equipment, including filter separators, sand separators, two & three phase separators, slug catchers, vent scrubbers, gas scrubbers, heated separators, glycol dehydrators, JT assemblies, production units, line heaters, coolers, H2S eliminators, BTEX eliminators, vertical and horizontal treaters, condensate stabilizers, vapor recovery equipment, filter separators and sand separators;

•	Natural gas processing systems, including cryogenic systems, JT systems, dewpoint systems and amine systems;

•	Water treatment equipment, including Sabian BWS filters, P-KLONE Hydrocyclone separators, ONYX pumps, Gas Liquid Reactors, REVOLIFT flotation systems and gas flotation tanks;

•
Marine and offshore equipment, including pressure vessels, FPSO (floating production, storage and offloading) process modules, terminal buoys, turrets, natural gas compression units and related equipment;

•
Critical process equipment for refinery and petrochemical facilities, including high-pressure heat exchangers, tubular reactors, urea equipment, ammonia converters, methanol reactors and hydrocracking/hydrotreating reactors; and

•	Evaporators and brine heaters for desalination plants.

Conflict Minerals Program Overview

We have taken a number of steps to implement a conflict minerals compliance program, including:

•	We adopted a conflict minerals policy, which is publicly available on our website at www.archrock.com.

•	We assembled an internal team to support supply chain due diligence.

•	We worked to communicate expectations with regard to supplier performance, transparency and sourcing.

•	Working with our suppliers, we identified many of the smelters or refiners (“SORs”) in our supply chain.

•
We compared our reasonable country of origin inquiry (“RCOI”) results with information collected via independent conflict free smelter validation programs such as the Conflict Free Smelter Program sponsored by the Conflict Free Sourcing Initiative (“CFSI”) an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).

•	We report annually, as required by Rule 13p-1, on our sourcing due diligence efforts. This Report and the Form SD of which it is a part are publicly available on our website at www.archrock.com.

Rule 13p-1 requires that we conduct in good faith an RCOI that is reasonably designed to determine whether any of our 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country”). For 3TG materials that, based on our RCOI, we know originated in, or we have reason to believe may have, originated in, a covered country, Rule 13p-1 requires that we exercise due diligence on the source and chain of custody of such 3TG materials.
Our manufactured products were primarily assembled using components obtained from our suppliers. We are several tiers removed from mining operations and SORs and have no visibility into the upstream supply chain beyond our direct suppliers. We thus had to request our suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.
Information on the presence and sourcing of 3TG materials in the components supplied to us was collected and stored using an online platform provided by a third party vendor, Source Intelligence (“SI”). This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether our manufactured products contained 3TG materials minerals necessary to their functionality or production and to perform our RCOI. In an effort to increase awareness among our suppliers of our conflict minerals compliance program, as well as the applicable SEC regulations and related frequently asked questions (FAQs) concerning conflict minerals compliance, SI introduced each of our suppliers to the Conflict Minerals Supplier Resource Center maintained by SI on its website. We undertook this step as an elevated tool to facilitate a deeper understanding of our conflicts minerals program and why we are requesting information from them.

Reasonable Country of Origin Inquiry
For 2015, we identified 1,436 suppliers as having supplied components to us that were included in products we manufactured. An introduction email was sent to each supplier describing the compliance requirements and requesting that the supplier complete the EICC-GeSI Template to provide information regarding the presence and sourcing of any 3TG materials in the components supplied to us. Suppliers that were not able to be reached through email were contacted via telephone or fax. Following the initial introductions to the program and information request, at least three additional requests (via email, telephone or fax) were made to each non-responsive supplier requesting completion of the EICC-GeSI Template. Suppliers that remained non-responsive to these repeated requests were contacted multiple times by email and offered assistance. This assistance included, but was not limited to, further information regarding our 3TG materials compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the supplier could provide the required information.
Suppliers were requested to provide information regarding whether 3TG materials were necessary to the functionality or production of the components supplied to us and whether such 3TG materials were sourced from one of the covered countries. Suppliers were further requested to provide information regarding the source and chain of custody of the 3TG materials, in an attempt to trace the 3TG materials to the SORs in which they were processed.
Supplier responses were evaluated for plausibility, consistency and completeness. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG materials in the components supplied to us, incomplete data on the EICC-GeSI Template, responses that did not identify SORs, responses indicating the sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs, but not verified as such through further analysis and research.
Of the 1,436 suppliers we identified as having supplied components to us that were included in products we manufactured, approximately 32% completed the EICC- GeSI Template as requested. Of these responsive suppliers, 18% indicated that one or more of the 3TG materials was necessary to the functionality or production of the components supplied to us. As part of our RCOI efforts, these suppliers were asked to provide information regarding the sourcing of their 3TG materials with the ultimate goal of identifying the corresponding SORs and associated mine countries or region. Based on information provided by these suppliers and additional information maintained by SI on verified

SORs, there was an indication of sourcing from a covered country for 30 out of 364 verified SORs. In accordance with Rule 13p-1, we exercised due diligence on the source and chain-of-custody of the 3TG materials sourced from these SORs.
Due Diligence Framework
Design of the Due Diligence Framework
The Company’s due diligence framework has been designed to conform to the due-diligence-related steps of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Materials from Conflict-Affected and High-Risk Areas, Second Edition.
Description of Due Diligence Measures Performed
There was a significant overlap between our RCOI efforts and our due diligence measures performed on SORs possibly sourcing 3TGs from a covered country. SI collected detailed information regarding the SORs, including SORs in our supply chain identified as possibly sourcing 3TGs from a covered country. SI collected SOR data submitted by our suppliers and compared it against its existing database of SORs, which contains information concerning which companies are exclusively recyclers, mine country of origin information and any “conflict free” certification by a recognized industry group that requires an independent private sector account of the SOR. Where supplier responses to SI’s inquiries listed entities that are not verified SORs, SI sought further clarification. For SORs known or thought to be sourcing 3TGs from a covered country, SI conducted additional investigations to determine the source and chain-of-custody of its 3TGs. SI relied on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”:

◦	CFSI Conflict-Free Smelter Program;

◦	London Bullion Market Association Good Delivery Program; and

◦	Responsible Jewelry Council Chain-of-Custody Certification.
For SORs not certified by one of these internationally recognized groups, SI attempted to contact the SOR to get more information about their sourcing practices, including the country of origin and transfer and whether there are any internal due diligence procedures in place or other processes the SOR takes to track chain-of-custody or other sources of its 3TG materials. SI also conducted internal research to determine whether there were any outside sources of information regarding the SORs sourcing practices. Up to three additional contact attempts were made by SI to gather information on mine country-of-origin and sourcing practices.
Future Measures
The Company ceased manufacturing products containing 3TG during the reporting year ended December 31, 2015, so no future measures will be necessary.

TABLE 1
Smelter/Refiner Disclosure
Set forth below are the known SORs that processed the 3TG materials present in our manufactured products and the possible countries of origin of such 3TG materials. The Company’s efforts to determine the mine or location of origin of these 3TGs are described above in this Conflicts Minerals Report.

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	Advanced Chemical Company	CID000015	United States
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Aktyubinsk Copper Company TOO	CID000028	Kazakhstan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Brazil
Gold	Argor-Heraeus SA	CID000077	Switzerland
Gold	Asahi Pretec Corporation	CID000082	Japan
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	Aurubis AG	CID000113	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Bauer Walser AG	CID000141	Germany
Gold	Boliden AB	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Métaux SA	CID000189	Switzerland
Gold	Yunnan Copper Industry Co Ltd	CID000197	China
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Chugai Mining	CID000264	Japan
Gold	Daejin Indus Co., Ltd.	CID000328	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	DSC (Do Sung Corporation)	CID000359	South Korea
Gold	DODUCO GmbH	CID000362	Germany
Gold	Dowa	CID000401	Japan
Gold	Dowa	CID000402	Canada
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan
Gold	OJSC Novosibirsk Refinery	CID000493	Russia
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	China
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Heraeus Ltd. Hong Kong	CID000707	China

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Gold	Hwasung CJ Co. Ltd	CID000778	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	China
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Company Limited	CID000855	China
Gold	Asahi Refining USA Inc.	CID000920	United States
Gold	Asahi Refining Canada Limited	CID000924	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russia
Gold	JSC Uralelectromed	CID000929	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	Kazakhmys plc	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Kennecott Utah Copper LLC	CID000969	United States
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Metal Co. Ltd	CID000988	South Korea
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	L' azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	South Korea
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	CID001093	China
Gold	Materion	CID001113	United States
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	Metahub Industries Sdn. Bhd.	CID001136	Malaysia
Gold	Metalor Technologies (Suzhou) Co Ltd	CID001147	China
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies SA	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	Mexico
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining & Smelting	CID001192	Japan
Gold	Moscow Special Alloys Processing Plant	CID001204	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Elemetal Refining, LLC	CID001322	United States

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russia
Gold	OJSC Kolyma Refinery	CID001328	Russia
Gold	PAMP SA	CID001352	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362	China
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russia
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	PX PrŽcinox SA	CID001498	Switzerland
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	Royal Canadian Mint	CID001534	Canada
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Samduck Precious Metals	CID001555	South Korea
Gold	SAMWON METALS Corp.	CID001562	South Korea
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands
Gold	SEMPSA Joyería Platería SA	CID001585	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	So Accurate Group, Inc.	CID001754	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russia
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	The Great Wall Gold and Silver Refinery of China	CID001909	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China
Gold	Torecom	CID001955	South Korea
Gold	Umicore Brasil Ltda.	CID001977	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.	CID001993	United States
Gold	Valcambi SA	CID002003	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	China
Gold	Morris and Watson	CID002282	New Zealand
Gold	Guangdong Jinding Gold Limited	CID002312	China

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Faggi Enrico S.p.A.	CID002355	Italy
Gold	Geib Refining Corporation	CID002459	United States
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	Republic Metals Corporation	CID002510	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	Poland
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	Al Etihad Gold	CID002560	United Arab Emirates
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	T.C.A S.p.A	CID002580	Italy
Gold	Korea Zinc Co. Ltd.	CID002605	South Korea
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	ASARCO Incorporated		United States
Gold	BHP Billiton		Australia
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.		China
Gold	Codelco		Chile
Gold	Eldorado Gold Corporation		Canada
Gold	ESG Edelmetall-Service GmbH & Co. KG		Germany
Gold	Gannon & Scott		United States
Gold	Gansu Seemine Material Hi-Tech Co Ltd		China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)		Brazil
Gold	Jinlong Copper Co., Ltd.		China
Gold	Kovohutě Příbram		Czech Republic
Gold	Marsam Metals		Brazil
Gold	Rio Tinto Group		United Kingdom
Gold	Shandong Gold Mining Co., Ltd.		China
Gold	Super Dragon Technology Co., Ltd.		Taiwan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	China
Tantalum	Duoluoshan	CID000410	China
Tantalum	Exotech Inc.	CID000456	United States
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States
Tantalum	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tantalum	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Tantalum	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tantalum	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	China
Tantalum	LSM Brasil S.A.	CID001076	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Mineração Taboca S.A.	CID001175	Brazil
Tantalum	Mitsui Mining & Smelting	CID001192	Japan
Tantalum	Molycorp Silmet A.S.	CID001200	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	QuantumClean	CID001508	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	China
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russia
Tantalum	Taki Chemicals	CID001869	Japan
Tantalum	Telex Metals	CID001891	United States
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide	CID002232	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	China
Tantalum	D Block Metals, LLC	CID002504	United States
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	Phoenix Metal Ltd	CID002507	Rwanda
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	CID002512	China
Tantalum	KEMET Blue Metals	CID002539	United States
Tantalum	Plansee SE Liezen	CID002540	Austria
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand
Tantalum	H.C. Starck GmbH Goslar	CID002545	Germany
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany
Tantalum	H.C. Starck Inc.	CID002548	United States
Tantalum	H.C. Starck Ltd.	CID002549	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	Germany
Tantalum	Plansee SE Reutte	CID002556	Austria
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Kemet Blue Powder	CID002568	United States

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tantalum	Tranzact, Inc.	CID002571	United States
Tantalum	Avon Specialty Metals Ltd	CID002705	United Kingdom
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Brazil
Tantalum	ABS Industrial Resources Ltd		United Kingdom
Tantalum	AMG Advanced Metallurgical Group		United States
Tantalum	Gannon & Scott		United States
Tantalum	Nippon Mining & Metals Co. Ltd.		Japan
Tantalum	Treibacher Industrie AG		Austria
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278	China
Tin	Alpha	CID000292	United States
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil
Tin	CV Gita Pesona	CID000306	Indonesia
Tin	PT Justindo	CID000307	Indonesia
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	CV Serumpun Sebalai	CID000313	Indonesia
Tin	CV United Smelting	CID000315	Indonesia
Tin	Dowa	CID000401	Japan
Tin	Dowa	CID000402	Canada
Tin	EM Vinto	CID000438	Bolivia
Tin	Estanho de Rondônia S.A.	CID000448	Brazil
Tin	Feinhutte Halsbrucke GmbH	CID000466	Germany
Tin	Fenix Metals	CID000468	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Zi-Li	CID000555	China
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760	China
Tin	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Tin	Japan New Metals Co., Ltd.	CID000825	Japan
Tin	Jiangxi Copper Company Limited	CID000855	China
Tin	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Linwu Xianggui Smelter Co	CID001063	China
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Metahub Industries Sdn. Bhd.	CID001136	Malaysia
Tin	Metallic Resources, Inc.	CID001142	United States
Tin	Mineração Taboca S.A.	CID001175	Brazil
Tin	Minsur	CID001182	Peru
Tin	Mitsubishi Materials Corporation	CID001188	Japan
Tin	Mitsui Mining & Smelting	CID001192	Japan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tin	Nankang Nanshan Tin Co., Ltd.	CID001231	China
Tin	Novosibirsk Integrated Tin Works	CID001305	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia
Tin	PT Alam Lestari Kencana	CID001393	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT Bangka Kudai Tin	CID001409	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	CID001416	Indonesia
Tin	PT Bangka Tin Industry	CID001419	Indonesia
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT BilliTin Makmur Lestari	CID001424	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT DS Jaya Abadi	CID001434	Indonesia
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia
Tin	PT Fang Di MulTindo	CID001442	Indonesia
Tin	PT Karimun Mining	CID001448	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	PT Seirama Tin investment	CID001466	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sumber Jaya Indah	CID001471	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	CID001486	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	Rui Da Hung	CID001539	Taiwan
Tin	Soft Metais Ltda.	CID001758	Brazil
Tin	Solikamsk Magnesium Works OAO	CID001769	Russia
Tin	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Tin	Thaisarco	CID001898	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China
Tin	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium
Tin	VQB Mineral and Trading Group JSC	CID002015	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	China

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT WAHANA PERKIT JAYA	CID002479	Indonesia
Tin	Melt Metais e Ligas S/A	CID002500	Brazil
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	Phoenix Metal Ltd	CID002507	Rwanda
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	PT Inti Stania Prima	CID002530	Indonesia
Tin	CV Ayi Jaya	CID002570	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Vietnam
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Vietnam
Tin	Resind Indústria e Comércio Ltda.	CID002707	Brazil
Tin	Metallo-Chimique N.V.	CID002773	Belgium
Tin	Elmet S.L.U. (Metallo Group)	CID002774	Spain
Tin	PT Bangka Prima Tin	CID002776	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	An Thai Minerals Company Limited	CID002825	Vietnam
Tin	Colonial Metals, Inc		United States
Tin	Complejo Metalurgico Vinto S.A.		Bolivia
Tin	CSC Pure Technologies		Russia
Tin	CV Duta Putra Bangka		Indonesia
Tin	CV Prima Timah Utama		Indonesia
Tin	Dongguan Qiandao Tin Co., Ltd		China
Tin	EFD INC.		United States
Tin	Electroloy Metal Pte		Singapore
Tin	Elmet S.A. de C.V.		Mexico
Tin	Federal Metal Company		United States
Tin	Guangxi Non-ferrous Metals Group Company Limited		China
Tin	Guixi Sanyuan Smelting Chemistry CO., Ltd		China
Tin	Heraeus Materials Technology GmbH & Co. KG		Singapore
Tin	Hongqiao Metals (Kunshan) Co., Ltd.		China
Tin	Hyundai-Steel		South Korea
Tin	Jean Goldschmidt International SA		Belgium
Tin	Koki Products Co., Ltd.		Thailand
Tin	Kovohutě Příbram		Czech Republic
Tin	Materials Eco-Refining CO.,LTD		Japan

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tin	PBT		France
Tin	POSCO		South Korea
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd		China
Tin	Pure Technology		Russia
Tin	Senju Metal Industry Co., Ltd.		Bolivia
Tin	SGS		Bolivia
Tin	Shaoxing Tianlong Tin Materials Co., Ltd		China
Tin	Shenzhen Anchen Tin Co., Ltd		China
Tin	TaeguTec Ltd.		South Korea
Tin	Technic Inc.		United States
Tin	Thai Nguyen Nonferrous Metal Co.		Vietnam
Tin	Vale Inco, Ltd.		Canada
Tin	Xianghualing Tin Co., Ltd.		China
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan
Tungsten	Kennametal Huntsville	CID000105	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China
Tungsten	Exotech Inc.	CID000456	United States
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
Tungsten	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Tungsten	Kennametal Fallon	CID000966	United States
Tungsten	Materion	CID001113	United States
Tungsten	Mitsubishi Materials Corporation	CID001188	Japan
Tungsten	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China
Tungsten	Zhuzhou Cemented Carbide	CID002232	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	China
Tungsten	Pobedit, JSC	CID002532	Russia
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538	Vietnam
Tungsten	H.C. Starck GmbH	CID002541	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Vietnam
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002550	Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China
Tungsten	Niagara Refining LLC	CID002589	United States
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China
Tungsten	Hydrometallurg, JSC	CID002649	Russia
Tungsten	ABS Industrial Resources Ltd		United Kingdom
Tungsten	Air Products		United States
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.		China
Tungsten	ERAMET		France
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.		China
Tungsten	Golden Egret Special Alloy Co. Ltd		China
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.		China
Tungsten	Izawa Metal Co., Ltd		Japan
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd		China
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.		China
Tungsten	North American Tungsten		Canada
Tungsten	Nui Phao Mining Company Ltd.		Vietnam
Tungsten	TaeguTec Ltd.		South Korea
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd		Japan
Tungsten	Voss Metals Company, Inc.		United States

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Country
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd		China
Tungsten	Zhangyuan Tungsten Co.,Ltd		China
Tungsten	Zigong Cemented Carbide Co., Ltd.		China

Countries of possible sourcing:
Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, France, Ethiopia, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Independent Private Sector Audit
We have determined that a private sector audit is not required under Rule 13p-1 for 2015.